UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 7.01	Regulation FD Disclosure

On October 8, 2010, C2 Options Exchange, Incorporated (“C2”), a wholly-owned subsidiary of CBOE Holdings, Inc. (the “Company”),  filed a complaint in the United States District Court for the Northern District of Illinois (Case No. 10-cv-06483) against International Securities Exchange, Inc. (“ISE”) seeking a declaratory judgment that United States Patent No. 6,618,707, which is directed towards an automated exchange for trading derivative securities and is assigned to ISE, is not infringed, not valid and not enforceable against C2.

In filing the complaint against ISE, C2 is seeking to be proactive in asserting and protecting its rights relating to its trading platform. The patent at issue in this case is the same one that ISE previously asserted against the Chicago Board Options Exchange, Incorporated’s (“CBOE”) Hybrid Trading System in a co-pending litigation. CBOE is also a wholly-owned subsidiary of the Company.  C2 strongly believes that, based on various rulings in that co-pending litigation between CBOE and ISE, the C2 exchange does not infringe ISE’s patent. The specifics of C2’s position may be found in the publicly available copy of the complaint (which is available at the United States District Court for the Northern District of Illinois).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC. (Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: October 8, 2010

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